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                                 EXHIBIT (c)(4)

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                           TECHNOLOGY LICENSE AGREEMENT


        THIS TECHNOLOGY LICENSE AGREEMENT (the "Agreement") is made this 29th day of November, 1995, by and among GTS Duratek, Inc., a Delaware corporation ("GTSD"), Bird Environmental Gulf Coast, Inc., a Texas corporation (the "Company"), (GTSD and the Company each a "Licensee" and collectively, the "Licensees") and Jim S. Hogan ("Hogan").

                               W I T N E S S E T H :

        WHEREAS, Hogan is the owner of certain patents and patent applications, and possesses certain technology and know-how relating to the treatment of waste through a desorber;

        WHEREAS, Licensees desire an exclusive license under said patents and patent applications and the exclusive right to make, use and sell products and services from such technology and know-how, and Hogan is willing to grant such license and rights;

        WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and Hogan will have executed that certain agreement pursuant to which Hogan will agree to provide ongoing advice and assistance to the Company related to the Technology (as defined herein) and the Company shall pay to Hogan a Bonus Payment (as defined therein) in consideration of such continued advice and assistance.

        WHEREAS, contemporaneously with the execution and delivery of this Agreement, GTSD Sub II, Inc., a Maryland corporation and a wholly-owned subsidiary of GTSD ("GTSD Sub"), is purchasing from Bird Environmental Technologies, Inc., a Delaware corporation ("BETI"), all of the outstanding capital stock of the Company owned by BETI, which represents 80% of the issued and outstanding stock of the Company, upon the terms and provisions set forth in a Stock Purchase Agreement of even date herewith by and among the Company, BETI, Bird Corporation, a Massachusetts corporation ("Bird"), GTSD Sub and GTSD (the "Stock Purchase Agreement").

        WHEREAS, contemporaneously with the execution and delivery of this Agreement and the Stock Purchase Agreement, effective as of the date hereof,
(i) the Company will have executed with each of Mark B. Hogan ("M. Hogan"), Barry K. Hogan ("B. Hogan") and Samuel J. Lucas III ("Lucas") employment agreements (the "Employment Agreements") and (ii) the Company, GTSD, GTSD Sub, Hogan, M. Hogan, B. Hogan and Lucas will have entered into that certain stockholders agreement (the "Stockholders Agreement") outlining certain rights between


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the parties as stockholders of the Company.  This Agreement, the Employment
Agreements and the Stockholders Agreement shall be collectively referred to herein as the "Minority Shareholders Agreements".

        WHEREAS, a significant inducement for GTSD Sub to purchase the capital stock of the Company from BETI is its ability to enter into this Agreement pursuant to the terms and conditions set forth herein and to enter into the other Minority Shareholders Agreements on the terms and conditions specified therein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     a. "Patent Rights" shall mean United States patents and foreign patents, and United States and foreign patent applications listed on SCHEDULE A, and all other future United States and foreign patents and patent applications in the Licensed Field, including any continuations, continuations-in-part, divisions, reissues, renewals, additions and extensions thereof.

     b. "Affiliate" of a specified person shall mean any entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     c. "Technology" shall mean all ideas, inventions (patentable and unpatentable), know-how, technical information and works of authorship conceived, invented, discovered, created or possessed by Hogan, either alone or jointly with others, prior to or after the date hereof, including but not limited to processes, articles, devices, equipment, programs, techniques, compositions, formulations, data, etc., and any use thereof, all in the Licensed Field. Technology shall also include any and all copyrights, trademarks and tradenames related to the Technology.

     d. "Licensed Subject Matter" shall mean (i) any process, composition of matter, article of manufacture, apparatus, item, service or sublicense covered by any valid product or process claim, in any patent included in the Patent Rights or involving the use of the Technology and (ii) all copyrights, trademarks and tradenames related to the Technology.


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     e.   "Licensed Field" shall mean the complete process, now or hereafter acquired or developed by Hogan, in connection with the treatment of waste of any kind or description by means of a desorber (the "Desorber") or any other similar process incorporating the Technology. A Desorber is defined as an apparatus for the removal of liquids or gases from waste by application of heat.

     f. "License Year" shall mean any calendar year, beginning January 1, 1996, during the term of this Agreement.

     g.   "Licensed Territory" shall mean the entire world.

II.  GRANT OF LICENSES

     Hogan hereby grants to Licensees an exclusive and unrestricted license, with the right to grant sublicenses, to make, use and sell products and services embodying or incorporating the Patent Rights and Technology and to practice the inventions covered by the Patent Rights and the Technology in the Licensed Field in the Licensed Territory to the full end of the term for which the Patent Rights are issued. This grant shall include (i) the right to use, reproduce and display derivative works based on any works of authorship which are part of the Technology for as long as those works are protected by copyright and (ii) the right to use any tradenames and tradenames associated with the Patent Rights or the Technology for as long as Licensees or any of them is engaged in the Licensed Field. Hogan agrees to provide to the Licensees copies of all documentation, know-how, works and enhancements developed by him which includes any of the Technology, including without limitation, designs and all necessary information for the manufacture and operation of Desorbers, whether now or hereafter developed or acquired.

III. DISCLOSURE AND ASSIGNMENT OF TECHNOLOGY (FUTURE)

     All Technology in the Licensed Field which Hogan creates or develops and comes into being during the term of the Agreement ("Future Technology") shall be assigned or licensed, as appropriate, to Licensees, or to such party or parties as the Licensees may designate, and such Future Technology shall be fully disclosed to Licensees in a timely manner. Notwithstanding anything herein to the contrary, all Future Technology (including without limitation any improvements to the existing Technology and any Patent Rights) developed or acquired by the Licensees, either singly or jointly with Hogan, during the term of this Agreement shall be owned by the Licensees and such Licensees shall retain all rights thereto and all Future Technology (including without limitation any improvements to the existing Technology and any Patent Rights) developed or created by Hogan which was funded or sponsored by the Licensees, in whole or in part, shall be owned by the Licensees and such Licensees shall retain all rights thereto. Hogan hereby agrees to assign any and all rights that he may have to the Future Technology (including any Patent Rights) described in the preceding sentence to the Licensees. Notwithstanding any other provision of this Agreement, if Licensees, or either of them, retain


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and pays Hogan or Val Verde Corporation to do the engineering work for the specific purpose of modifying the Technology to process a specific type or quantity of material, such engineering work shall not be considered Future Technology, but shall be considered part of the Technology, and the royalties provided for in Section IV shall be paid on the use, sale or leasing of equipment made pursuant to such engineering work.

IV.  ROYALTY PAYMENTS

     a. In consideration of the license and rights herein granted, the Company and GTSD shall pay to Hogan in the manner herein provided unless terminated as hereinafter provided the following (the following payments reflect the aggregate amounts to be paid by the Company and GTSD collectively):

          1. No payments will be made with respect to the first Desorber or its replacement located at the Gulf Coast Recycling Center ("GCRC"), and the Company and GTSD will have a perpetual, royalty free license under Section II above to operate such Desorber or its replacement, including the right to use the Technology which is incorporated in the Desorber, notwithstanding any termination of this Agreement.

          2. With respect to Desorbers other than the first Desorber or its replacement, and the operation of similar processes in the Licensed Field, Licensees will pay Hogan a royalty equal to the greater of (i) $50,000 per year or (ii) one percent (1.0%) of the net revenues per License Year of the Company, GTSD and their subsidiaries, Affiliates and sublicensees from the operation of the Desorbers (exclusive of any revenues generated from the first Desorber or its replacement at the GCRC and sales or leasing of equipment) and five percent (5.0%) of the net revenues per License Year of the Company, GTSD and their subsidiaries, Affiliates and sublicensees from the sales or leasing of equipment to unaffiliated third parties incorporating any of the Technology. The royalty provisions of this paragraph shall govern until $5.0 million in cumulative royalties have been paid to Hogan and thereafter the provisions of the following paragraph shall govern the royalties to be paid to Hogan.

          3. Once $5.0 million in cumulative royalties have been paid to Hogan pursuant to the preceding paragraph, the provisions of that paragraph shall cease to apply and the provisions of this paragraph 3 shall govern. With respect to Desorbers other than the first Desorber or its replacement, and the operation of similar processes in the Licensed Field, Licensees will pay to Hogan a royalty equal to the lesser of (i) $100,000 per year or (ii) one percent (1.0%) of the net revenues per License Year of the Company, GTSD and their subsidiaries, Affiliates and sublicensees from the operation of Desorbers (exclusive of any revenues generated from the first Desorber or its replacement at the GCRC and sales or leasing of equipment) and five percent (5.0%) of the net revenues per License Year of the Company, GTSD and their subsidiaries, Affiliates and sublicensees from the sales or leasing of equipment to unaffiliated third parties incorporating any of the Technology.


                                     -4-

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          4.   For purposes of this Agreement, the term "net revenues" shall mean all amounts or proceeds received by the Company, GTSD or their subsidiaries, Affiliates and sublicensees from the use, sales or leasing of equipment incorporating the Technology, as applicable, including revenue received by any of them as a result of operations by other entities, less the following deductions: (i) discounts allowed and taken for prompt payment,
(ii) allowances for returns or other trade credits, (iii) all sales, use and other taxes imposed which are paid to the Licensees by the customer, (iv) packaging and transportation costs and (v) the cost of services contracted to other subcontractors providing technologies and services complimentary to and outside of the Licensed Field and packaged for sale with the Licensed Subject Matter. For purposes of this Agreement, the "net revenues" from the sales or leasing of equipment incorporating any of the Technology shall only refer to the revenues from the sale or leasing of such specific equipment and shall not include the net revenues from the sales or leasing of equipment not incorporating the Technology but which may be sold with the equipment incorporating the Technology as part of an entire system. When the net revenues received by the Licensees includes both such types of equipment, the Licensees and Hogan shall discuss in good faith the portion of the purchase price for the system that should be allocated to the equipment incorporating the Technology for purposes of determining the royalty payment pursuant to this Section IV.

          5. Notwithstanding anything herein to the contrary, the royalty obligations provided in this Section IV shall not commence until the Company has achieved cumulative earnings before interest, taxes, depreciation and amortization ("EBITDA") during three (3) consecutive months of at least $75,000 following the date of this Agreement.

          6. If no royalties are paid to Hogan during the first and second License Years of this Agreement due to the fact that the Company did not achieve cumulative EBITDA during three (3) consecutive months of at least $75,000, then the Company and GTSD may, at their sole discretion, either (i) make the minimum annual royalty payments of $50,000 per year to Hogan in the third, fourth and fifth License Years of this Agreement and continue this Agreement, or (ii) terminate this Agreement pursuant to Section XII hereof, provided that if such election is not made within 60 days of the end of the second License Year and Hogan has provided the Company with a written request to make such election at least 15 days prior to the end of the 60 day period, then Hogan may elect to terminate this Agreement.

          7. In the event the United States Government has or obtains royalty-free rights under the Patent Rights or Technology, any amounts or proceeds received by the Company, GTSD or their subsidiaries in respect of any Licensed Subject Matter caused to be manufactured by or through the Company, GTSD or their subsidiaries and sold, leased or otherwise transferred to the United States Government or services performed for the United States Government shall not be included within the definition of "net revenues" and no royalty shall be required to be paid thereon.


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V.   AVOIDANCE OF DUPLICATION OF ROYALTY PAYMENTS

     In no event shall more than one royalty payment be due under this Agreement on the same Licensed Subject Matter or component part thereof, provided however, that if the Licensees receive from a third party a royalty for the use of the equipment incorporating the Technology (in addition to the revenues received by the Licensees for the sale or leasing of such equipment), such royalty received by the Licensees shall be included in the royalty calculation of Section IV.

VI.  LICENSEE FEES PAYABLE TO THIRD PARTIES

     In the event Licensees are charged with infringement of a valid patent or other proprietary rights of a third party or are notified of such infringement, and an attorney approved by Hogan and Licensees renders an opinion that an injunction enjoining Licensees from infringing such patent or proprietary rights would prevent Licensees from practicing in the Licensed Field or otherwise using the Technology, then any royalty or other compensation which the owner of such patent or proprietary rights requires for Licensees to license or otherwise use such patent or proprietary rights shall be deducted from the royalties payable to Hogan under Article IV hereof.

VII. PAYMENT OF ROYALTIES AND ACCOUNTING

     Royalty payments pursuant to paragraphs 2 and 3 of Section IV(a) shall be made quarterly, within sixty (60) days of the end of each calendar quarter of each License Year once the royalty payments commence pursuant to paragraph 5 of Section IV(a). If paragraph 2 of Section IV(a) is applicable, the amount paid for each calendar quarter shall be the greater of (i) $12,500 and
(ii) the percentage royalties described in paragraph 2 of Section IV(a) on the net revenues during the calendar quarter just ended. If paragraph 3 of
Section IV(a) is applicable, the amount paid for each calendar quarter shall be the lesser of (i) $25,000 and (ii) the percentage royalties described in paragraph 3 of Section IV(a) on the net revenues during the calendar quarter just ended. The net revenues for each calendar quarter shall be reasonably determined by the Licensees in good faith and shall be subject to an annual reconciliation within 90 days of the end of each License Year. All payments required to be made under this Agreement shall be made in U.S. funds. At the time of payment of such royalties, GTSD or the Company shall render to Hogan a statement in writing showing the computation of such royalties payable for such calendar quarter or License Year, as applicable. Notwithstanding anything herein to the contrary, Hogan shall have no right to dispute or audit the quarterly payment of royalties, but shall be required to wait until the completion of the reconciliation within 90 days of the end of the License Year to exercise his rights pursuant to Section VIII. Any statement following the year-end reconciliation that covers the full License Year shall be conclusively presumed to be accurate and deemed acceptable by Hogan unless he notifies the Company and GTSD in writing as to any objections within one
(1) year of Hogan's receipt of such statement. For purposes of determining the royalty payments owed to Hogan pursuant to Section IV, the first License Year shall be the calendar year beginning January 1, 1996. The accounting shall be in accordance with generally accepted accounting principles.


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VIII. AUDIT RIGHTS

     Hogan shall have the right, at his option and sole expense, within one
(1) year after receipt of the annual statement for the full License Year described in the previous section, to have each of Licensee's books and records relating to the Technology audited by an independent certified public accountant ("CPA") selected by Hogan and approved by Licensees, such approval not to be unreasonably withheld provided that the CPA has signed an appropriate confidentiality agreement. Licensees will make such books and records available to such CPA during reasonable business hours. The CPA shall agree to advise Hogan only of the accuracy or inaccuracy of Licensees' statements and the royalty payments to him, and if not accurate, the actual amounts as computed by such CPA.

IX.  EXPENSES:  PREPARATION, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.

     a. Upon request for the duration of this Agreement, Hogan and Licensees, at Licensees' expense, shall jointly review the question of patentability or other protection of any idea, work, invention or discovery which is conceived, invented or discovered by Hogan or Licensees in the Licensed Field, or any idea, work, invention or discovery which results from or arises out of any research work conducted by Hogan pursuant to a grant guaranteed by, or other engagement by, either Licensee irrespective of whether or not any such idea, work, invention or discovery is included or required to be included in the Technology.

     b. Licensees shall have the power and authority to file and prosecute applications for patents on any idea, invention or discovery in the Licensed Field in the Licensed Territory and to procure and maintain patents thereon. The inventor of any such idea, invention or discovery shall, at Licensees' request, execute such documents and perform such acts as Licensees' counsel may deem necessary and advisable to perfect the filing of such applications for patent throughout the world and to assist Licensees in procuring, maintaining, enforcing and defending patents, and other applicable statutory protection granted or issued thereon, all at the expense of Licensees.
Patent applications shall be prepared and prosecuted by attorneys selected by the Licensees, provided that if such patent application relates to an idea, invention or discovery by Hogan (a "Hogan Invention") such attorneys must be reasonably acceptable to Hogan. If the patent application relates to a Hogan Invention, the Licensees shall provide Hogan with copies of all correspondence concerning such application and if Licensees decide to abandon any pending patent applications or issued patents relating to a Hogan Invention, they shall notify Hogan in writing sixty (60) days prior to the final date for maintaining the pending patent application or issued patent.

     c. The Licensees shall pay all attorneys fees and expenses associated with the preparation, prosecution and maintenance of patent applications and issued patents that they determine in their discretion to pursue and/or maintain.


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     d.   Anything in this Agreement to the contrary notwithstanding,
Licensees may elect to relinquish their exclusive license under any application for patent or patent included in the Patent Rights by giving Hogan at least sixty (60) days prior written notice of such election. Any such application for patent or patent thereafter shall be excluded from the Patent Rights and Licensees thereafter shall not be liable for any costs incurred in the prosecution, procurement, maintenance, enforcement and defense thereof.

X.   INFRINGEMENT

     a. Licensees shall have the right, but shall not be obligated, to bring and prosecute any suit or action against an infringer of any patent included in the Patent Rights in the name of Licensees and/or Hogan, if appropriate, at Licensees' cost and expense and for Licensees' own accounting, and in any such case Licensees shall have control of the conduct or settlement of any such suit or action. Any and all recoveries of any kind from any such suit or action shall be the property of Licensees, except in the event any recoveries are royalties for past infringement and/or future royalties and/or for a paid-up license under any patent included in the Patent Rights, then any such recoveries less pro rata costs incurred by Licensees for attorney's fees, witnesses' fees, and court and out-of-pocket costs shall be included as net revenues according to
Section IV hereof. Hogan shall have no obligation to bring and prosecute any suit or action against an infringer of any patent included in the Patent Rights.

     b. Should Licensees exercise their rights under Section X(a), Licensees agree to indemnify and defend Hogan from countersuit by an infringer of any patent with respect to his role as inventor of the patents. Such indemnification is limited to issues related to or arising out of patent validity or patent infringement only.

     c. Hogan shall give promptly upon request and without compensation (other than reimbursement of reasonable out-of-pocket expenses and as provided in this
Article X) all reasonable information and assistance necessary to enable Licensees to bring and prosecute any such suit or action.

     d. In the event that Licensees shall fail to cause any infringement of Patent Rights to terminate or shall fail to bring suit or action against any such infringer within six (6) months after request in writing from Hogan to do so, then in such event Hogan shall have the right, but shall not be obligated, to bring and prosecute any such suit or action in his own name and/or Licensees names, at Hogan's sole cost and expense, and in any such case, Hogan shall have sole control of the conduct or settlement of any such suit or action. Any and all recoveries for damages, royalties, costs and awards form any such suit or action shall be the sole property of Hogan, less any costs which may be incurred by Licensees in support such action or suit.

     e. Should Hogan exercise his right under Section X(d), Hogan agrees to indemnify and defend Licensees from countersuit by an infringer of any patent with respect to Licensees


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role as licensees.  Such indemnification is limited to issues related to patent validity or patent infringement only.

     f. The party not bringing such suit or action shall have the right, at its sole expense, to be represented by counsel during all proceedings of such suit or action.

XI.  WARRANTIES

     a.   Each of the Licensees warrants to Hogan that:

          (i) It has the power and authority to enter into this Agreement and perform its obligations hereunder;

          (ii) The execution and performance of this Agreement has been duly and validly authorized by all necessary corporate action;

          (iii) This agreement constitutes a valid and binding obligation enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally; and

          (iv) The execution and performance of this Agreement does not and will not violate the Licensees' articles of incorporation, bylaws, judgment, decree or order of any court or administrative authority or the terms of any agreement to which they are a party or by which they are bound.

     b.   Hogan warrants to each of the Licensees that:

          (i) He has the power and authority to enter into this Agreement and perform his obligations hereunder;

          (ii) He has good and marketable title to the Patent Rights and the Technology and can grant the rights contemplated by this Agreement;

          (iii) The Intellectual Property representations and warranties contained in Section 2.19 of the Stockholders Agreement are true and accurate;

          (iv) This agreement constitutes a valid and binding obligation enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally; and


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          (iv) The execution and performance of this Agreement does not and will not violate the terms of any judgment, decree or order of any court or administrative authority or any agreement to which he is a party or by which he is bound.

XII. TERMINATION

     a. In the event any party to this Agreement shall fail to perform or fulfill, at the time and in the manner herein provided, any material obligation or condition required to be performed or fulfilled by such party under this Agreement, and in the event such party shall fail to remedy such default within thirty (30) days after written notice thereof from a party not at fault, such party not at fault shall have the right to terminate this Agreement by giving written notice of termination to the party at fault, but such termination shall be with respect only to the party at fault.

     b. Either Licensee may, at its discretion, terminate this Agreement as to such Licensee at any time upon thirty (30) days written notice furnished to Hogan provided that the Licensees collectively have paid Hogan in the aggregate at least $150,000 in royalties pursuant to Section IV hereof.

     c. In the event of termination pursuant to this Section XII, the licenses, rights, privileges, obligations and liabilities of the terminating party hereunder shall terminate forthwith except for the perpetual royalty-free license provided in paragraph 1 of Section IV(a) and the right to own and operate for as long as they wish to do so any additional Desorbers put into operation, or in the process of being put into operation, during the term of this Agreement or their replacement, provided that the applicable Licensee shall pay to Hogan for each such additional Desorber either, at Licensee's sole discretion, (i) a one-time fee equal to the greater of $300,000 or fifteen percent (15%) of the cost of the Desorber (which cost shall be agreed upon between the Licensee and Hogan in good faith) or (ii) an ongoing royalty fee equal to 1% of the net revenues (calculated consistent with Section IV above) received from operation of such additional Desorbers during each License Year. The payments hereunder shall be calculated and paid pursuant to Section VII above.

XIII. TERMINATION:  PRORATED ROYALTIES

     In the event of any termination under Section XII hereof, the $50,000 minimum royalty and the $100,000 maximum royalty provided for in Section IV for the License Year in which this Agreement is terminated shall be reduced by an amount which bears the same relationship to such royalties that the number of days of such License Year after such termination bears to three hundred sixty-five (365).



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XIV. DISPOSITION OF SUBLICENSEES OF LICENSEES

     In the event of termination of this Agreement under Section XII hereof by any Licensees, any sublicenses theretofore granted by such Licensee shall terminate, except for the continuing rights of the Licensees under Section XII.

XV.  RECORDS AND CONFIDENTIAL DATA

     a. All memoranda, notices, files, records, databases and other documents, and all copies thereof, made or compiled by Hogan during the term of this Agreement in the ordinary course of business, or made available to him concerning the business of the Licensees shall be the Licensees' property and shall be delivered to the Licensees at their request therefor or automatically on the termination of this Agreement, provided that Hogan may retain a copy, subject to the confidentiality restrictions contained herein. Hogan shall not at any time during or after the term hereof use for himself or others, or divulge to others any trade secret or confidential or proprietary business information, knowledge or data of the Licensees obtained by him as a result of his relationship with the Licensees unless authorized in writing by the Licensees or required by law.

     b. All memoranda, notices, files, records and other information disclosing any of the Technology shall be retained in confidence by the parties hereto and their agents, and shall not be disclosed to any third party, except to the extent reasonably necessary to pursue the business objectives of the Licensees or to comply with the contractual commitments of this Agreement.

     c. The parties agree that either the Licensees on the one hand or Hogan on the other hand will be entitled (without posting bond or other security) to injunctive or other equitable relief, as deemed appropriate by any such court or tribunal, to prevent a breach of the other party's obligations set forth in this
Section XV.

XVI. NON-COMPETITION/NON-INTERFERENCE

     Hogan agrees that, for the term of this Agreement and for a period of three
(3) years thereafter, he will not directly or indirectly (i) be employed by or perform activities on behalf of any Competing Business in any state, country or other jurisdiction in which the Licensees or any of their affiliates then conducts business; or (ii) induce any employee of the Licensees or their subsidiaries to terminate such employment or to become employed by any such Competing Business. As used herein, "Competing Business" shall mean any business (i) then currently deriving revenues from the treatment of any form of waste through a thermal desorption process or (ii) then currently deriving revenues from the treatment of any form of waste that then accounts for at least ten percent (10%) of the revenues of either of the Licensees, irrespective of the treatment technology used. To the extent Hogan will be employed by or perform activities on behalf of a division or subsidiary of a Competing Business that does not compete, and he can demonstrate to the Licensees' reasonable satisfaction that such employment or provision of


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

services will not have an adverse competitive effect on the Licensees, such employment or provision of services shall not be prohibited hereunder. The parties acknowledge and agree that the restrictions of this Section XVI have been carefully negotiated at arm's length and are believed by the parties to be reasonable and necessitated by legitimate business needs. In the event that, notwithstanding the foregoing, any provision set forth in this Section XVI shall be determined by any competent court or tribunal to be unenforceable or invalid for any reason, the parties agree that this Section XVI shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable, and/or to the maximum extent in any and all respects as to which it may be enforceable, all as determined by such court or tribunal. The parties further agree that the Licensees will be entitled (without posting bond or other security) to injunctive or other equitable relief, as deemed appropriate by any such court or tribunal, to prevent a breach of Hogan's obligations set forth in this Section XVI.

XVII. TERM OF THE AGREEMENT

     This Agreement shall commence on the date hereof, and unless sooner terminated as herein provided shall continue in full force and effect until the expiration of the last expiring patent or patent application included in the Patent Rights.

XVIII.  WAIVER AND SEVERABILITY

     a. The waiver by any of the parties of any breach of any provision hereof by another shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

     b. If one or more of the provisions of the Agreement shall be found to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

XIX. NOTICES

     Except as otherwise expressly stated, all notices required to be given or which may be given under this Agreement shall be in writing and shall be deemed given upon the earlier of (i) when it is personally delivered, (ii) three (3) days after having been mailed by certified mail, postage prepaid, return receipt requested, (iii) two (2) days after having been sent by recognized overnight delivery service or (iv) one (1) day after having been sent by facsimile transmission, addressed as follows:

   If to:

        (a)  GTSD:

        GTS DURATEK, INC.
        8955 Guilford Road, Suite 200
        Columbia, MD  21046
        Attn: Robert E. Prince, President and Chief Executive Officer Telecopy No.: (301) 621-8211

        (b)  the Company:

        Bird Environmental Gulf Coast, Inc.
        2700 Avenue S
        San Leon, Texas 77539
        Attn:  Bob Hensel, President
        Telecopy No.: (713) 559-1364

        (c)  Hogan:

        Jim S. Hogan
        1742 Country Club Drive
        Sugar Land, Texas 77478

XX.  COMPLETE AGREEMENT

     This Agreement contains the complete agreement and understanding between the parties concerning the subject matter hereof and shall supersede all other agreements, understandings or commitments between the parties as to such subject matter.

XXI. ASSIGNMENT

     The obligations and rights of each party hereunder shall not be assignable without the prior written consent of the other party; provided, however, that the Licensees may without the consent of Hogan assign this Agreement to (i) an Affiliate or (ii) any successor owner of the Licensees or their business resulting from merger, consolidation, sale of the business or otherwise so long as such successor agrees in writing to assume Licensees' obligations under this Agreement in a form and manner reasonably acceptable to Hogan. The parties hereto agree that following the merger of the Company into the newly formed Maryland corporation as contemplated by Section 4.6(a) of the Stockholders' Agreement, this Agreement shall survive such merger, shall be in full force and effect thereafter and the newly formed Maryland corporation into which the Company is merged shall by virtue of such merger become a party to this Agreement and assume all of the rights, liabilities and obligations of the Company under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties' respective heirs, legal representatives, successors and assigns.

XXII.  WAIVER, MODIFICATION OR AMENDMENT

     No waiver, modification or amendment of any provision of this Agreement shall be effective, binding or enforceable unless in writing and signed by all of the parties hereto.


XXIII. GOVERNING LAW

     The validity of this Agreement and of any of the terms or provisions as well as the rights and duties of the parties hereunder shall be governed by the laws of the State of Maryland, without reference to any conflict of law or choice of law principles in the State of Maryland that might apply the law of another jurisdiction.

XXIV. ARBITRATION

     a. Any disputes between the parties relating to the terms of this Agreement, or the breach thereof, shall be submitted to binding arbitration in Baltimore, Maryland, in accordance with the rules of the American Arbitration Association. In the event that either party desires to arbitrate any such dispute, such party shall so notify the other party and the parties shall endeavor, for a period of thirty (30) days, to resolve such dispute without arbitration. In the event that the parties cannot resolve the dispute within such thirty (30) day period, then within ten (10) days thereafter, the parties shall jointly designate a single neutral and independent arbitrator to hear the dispute, or, if the parties are unable to jointly select an arbitrator, an arbitrator shall be chosen in accordance with the rules of the American Arbitration Association. The decision of the arbitrator shall be binding upon the parties.

     b. The Licensees shall pay all of their own expenses in connection with such arbitration and shall advance payment for the reasonable expenses incurred by Hogan in connection with such arbitration, including without limitation travel expenses and fees and expenses of counsel, provided that Hogan shall be obligated to repay such advance in the event that the arbitrator determines that Hogan did not act in good faith or did not have a good faith basis to bring or defend the claim. In the event that Hogan is required to repay such advance, such amount shall be offset against the amount to be paid to Hogan pursuant to
Article VIII of the Stockholders' Agreement or to be paid to Hogan as a Bonus Payment pursuant to the Agreement with Hogan dated the date hereof. The offset described in the preceding sentence shall be the sole remedy of the Licensees to recover the advance.

XXV. CONSTRUCTION

     Headings or captions of this Agreement are for reference only and are not to be construed in any way as part of this Agreement, nor in the interpretation of this Agreement. The masculine pronoun shall include the feminine and neuter, and vice versa, where the context so requires.

XXVI. COUNTERPARTS

     This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same document.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WITNESS/ATTEST:                        GTS DURATEK, INC.




/s/ Diane R. Brown                     By:  /s/ Robert F. Shawver
---------------------------------      ---------------------------------
Diane R. Brown, Secretary              Name:   Robert F. Shawver
                                       Title:  Executive Vice President



                                       BIRD ENVIRONMENTAL GULF
                                             COAST, INC.



/s/ Diane R. Brown                     By:  /s/ Robert F. Shawver
---------------------------------      ---------------------------------
Diane R. Brown, Secretary              Name:   Robert F. Shawver
                                       Title:  Vice President




/s/ Robert A. Hensel                   /s/ Jim S. Hogan
---------------------------------      ---------------------------------
                                       Jim S. Hogan

                                  SCHEDULE A

                       PATENTS AND PATENT APPLICATIONS


Patent or Patent Application Number       Description
-----------------------------------       -----------

4,872,954                                 Apparatus for the Treatment of Waste

5,078,836                                 Method and Apparatus for Retorting
                                          Material

5,227,026                                 Retort Heat Exchanger Apparatus

European Patent Application 91900646.0    Apparatus for the Thermal Processing
                                          of Material

Serial No. 08/407,762 (pending)           Apparatus for Treating Solid
                                          Containing Waste